Exhibit 99.2

Crown 1 Carve Out Business.

FINANCIAL STATEMENTS

June 28, 2025

F-1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Parent of

The Crown I Carve Out Business

Opinion

We have audited the accompanying financial statements of the Crown I Carve Out Business (the “Business”), which business consists of the historical operations of Crown 1 Enterprises, Inc., a wholly-owned, indirect subsidiary of Sysco Corporation, which sold substantially all of its assets to Crown 1 Foods, Inc. (formerly Jubilee Acquisition, Inc.) a wholly-owned subsidiary of Mama’s Creations Inc., pursuant to an Asset Purchase Agreement dated September 2, 2025.

The financial statements of the Crown I Carve Out Business comprise the balance sheet as of June 28, 2025, and the related statements of operations, changes in parent’s net investment, and cash flows for the fiscal year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Business as of June 28, 2025, and the results of its operations and its cash flows for the fiscal year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Crown I Carve Out Business and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Crown I Carve Out Business’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists.

The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audits.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control over financial reporting relevant to the audits in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’s internal control over financial reporting. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ UHY LLP

New York, New York

November 7, 2025

F-2

Crown I Carve Out Business

Balance Sheet

(in thousands)

June 28, 2025

Assets:
Current Assets:
Accounts receivable, net	$3,307
Due from parent	544
Inventories, net	1,635
Prepaid expenses and other current assets	44
Total Current Assets	5,530

Property, plant, and equipment, net	10,153
Operating lease right of use assets, net	6,598
Deferred tax asset	384
Security deposits	6
Total Assets	$22,671

Liabilities and Parent’s Net Investment:

Liabilities:
Current Liabilities:
Accounts payable and accrued expenses	$3,542
Operating leases liabilities	267
Finance leases payable	11
Total Current Liabilities	3,820

Operating leases liability – net of current	6,427
Finance leases payable – net of current	2
Total Long-Term Liabilities	6,429
Total Liabilities	10,429

Commitments and Contingencies (Notes 5 and 7)
Parent’s net investment	12,422
Total Liabilities and Parent’s Net Investment	$22,671

See accompanying notes to the financial statements.

F-3

Crown I Carve Out Business

Statement of Operations

(in thousands)

For the Fiscal Year Ended June 28,2025

Net sales	$56,779

Costs of sales	51,833

Gross profit	4,896

Operating expenses:
Selling, general and administrative	4,377
Total operating expenses	4,377

Income from operations	519

Other income (expenses)
Interest expense	(1)
Other income	65
Total other expenses	64

Income before income tax provision	583
Income tax provision	(159)

Net income	$424

See accompanying notes to the Financial Statements.

F-4

Crown I Carve Out Business

Statements of Changes in Parent’s Net Investment

(in thousands)

For the Fiscal Year Ended June 28,2025

Balance as of June 30, 2024	$11,998
Net income	424
Balance as of June 28, 2025	$12,422

See accompanying notes to the Financial Statements.

F-5

Crown I Carve Out Business

Statements of Cash Flows

(in thousands)

For the Fiscal Year Ended June 28,2025

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$424
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,706
Change in right of use assets	(51)
Change in deferred tax asset	(384)
Changes in operating assets and liabilities:	191
Accounts receivable	144
Inventories	(81)
Prepaid expenses and other current assets	18
Accounts payable and accrued expenses	1,456
Due to/from parent	(2,374)
Operating lease liability	(41)
Net Cash Provided by Operating Activities	817

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(794)
Net Cash (Used in) Investing Activities	(794)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of finance lease obligations	(23)
Net Cash (Used in) Financing Activities	(23)

Net (Decrease) Increase in Cash	-

Cash and cash equivalents - Beginning of Year	-

Cash and cash equivalents - End of Year	$-

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income taxes	$-
Interest	$1

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Right of use asset recognized	$115

See accompanying notes to the Financial Statements.

F-6

Carve-out Entity of Crown 1 Enterprises, Inc.

Notes to Financial Statements

June 28, 2025

Note 1 - Nature of Operations and Basis of Presentation

Description of Business

The Crown I Carve Out Business (the “Business”, “we” “our”, or “us”) consists of full-service manufacturing of value-added proteins and ready-to-eat meals.

The Business consists of the historical operations of Crown I Enterprises, Inc., a New York corporation and wholly-owned indirect subsidiary of Sysco Corporation, a Delaware corporation. Crown I Enterprises, Inc. sold substantially all of its assets to Crown I Foods, Inc. (formerly Jubilee Acquisition, Inc.) a Nevada corporation and wholly-owned subsidiary of Mama’s Creations, Inc., a Nevada corporation, pursuant to an Asset Purchase Agreement dated September 2, 2025.

Basis of Presentation

During the period presented, the Business operated as part of Sysco Holdings, LLC (the “Parent”), itself a subsidiary of Sysco Corporation, and not as a standalone entity. The accompanying financial statements represent the historical operations of the Business (as that term has been defined by Rule 11-01(d) of Regulation S-X) and have been derived from that entity’s historical accounting records. The carve-out financial statements are prepared in accordance with accounting principles generally accepted in the United Stated (“GAAP”) and Security and Exchange Commission (“SEC”) rules and staff interpretations, including Rule 3-05 of Regulation S-X and Staff Accounting Bulletin Topic 1.B. The carve-out financial statements of the Business reflect the assets, liabilities, revenue and expenses directly attributable to the Business, as well as allocations of certain costs (“corporate allocations”) deemed reasonable by management, to present the financial position, results of operations, changes in Parent’s net investment and cash flows of the Business as a carve-out entity.

Corporate allocations include costs from centralized corporate functions associated with executive management, finance, accounting, legal, human resources, and safety. These costs were allocated to the Business based on direct usage when identifiable and, when not directly identifiable, on a pro-rata basis. For corporate labor costs, the Parent allocated these costs to the Business based on the estimated time and effort spent on the carve-out entity’s operations. The financial information included herein may not necessarily reflect the carve-out business’s financial position, results of operations, changes in Parent’s net investment and cash flows of the Business in the future or what they would have been had the Business been a separate, stand-alone entity during the fiscal year presented.

Management believes the assumptions underlying these financial statements, including the assumptions regarding the allocation of expenses from the Parent to the Business are reasonable. It is not practicable to estimate actual costs that would have been incurred had the Business been a standalone company and operated as an unaffiliated entity during the fiscal year presented. Actual costs that might have been incurred had the Business been a standalone company would depend on a number of factors, including the organizational structure, what corporate functions the Business might have performed directly or outsourced, and strategic decisions the Business might have made in areas such as executive management, legal and other professional services, and certain corporate overhead functions.

During the fiscal year presented in these financial statements, the Business’s income tax expense and deferred tax balances were included in the Parent’s income tax returns. Income tax expense and deferred tax balances contained in these financial statements are presented on a separate return basis, as if the Business had filed its own income tax returns. As a result, actual tax transactions included in the consolidated financial statements of the Parent may or may not be included in the financial statements of the Business. Similarly, the tax treatment of certain items reflected in the financial statements of the Business may or may not be reflected in the consolidated financial statements and income tax returns of the Parent. The taxes recorded in the Statements of Income for the fiscal year are not necessarily representative of the taxes that may arise in the future when the Business files its income tax returns independent from the Parent’s returns.

As of June 28, 2025, we had no cash in our operating account and limited liquidity. Despite the absence of cash, the Business maintains positive working capital and cash flows from operations. Additionally, the Parent entity has committed to providing financial support for the Business’s operations, alleviating any doubt of the Business’s ability to continue as a going concern one year from the date the financial statements are available to be issued.

F-7

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Business to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for credit losses, inventory reserves, and estimates for unrealized returns, discounts, and other variable considerations that are netted against revenue.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which the Business considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

Risks and Uncertainties

The Business operates in an industry that is subject to intense competition and changes in consumer demand. The Business’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Business has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the grocery industry, (ii) general economic conditions in the various local markets in which the Business competes, including a potential general downturn in the economy, and (iii) the volatility of prices pertaining to food and beverages in connection with the Business’s distribution of the product. These factors, among others, make it difficult to project the Business’s operating results on a consistent basis.

Parent’s Net Investment

The parent’s net investment represents the Parent’s contribution to and distribution from the Business and the allocation of shared costs. All transactions reflected in parent’s net investment have been considered as operating activities for the purposes of the statement of cash flows.

Cash and Cash Equivalents

The Business considers all liquid investments with original maturities of three months or less to be cash equivalents. As of June 28, 2025, all cash and cash equivalent balances were swept to the Parent’s treasury accounts.

Accounts Receivable and Allowance for Credit Losses

Accounts receivables are stated at the amount management expects to collect from outstanding balances. The Business generally does not require collateral to support customer receivables. Estimated product returns are immaterial. Management assesses the collectability of outstanding customer invoices, and maintains an allowance resulting from the expected non-collection of customer receivables. In estimating this allowance for credit losses, management considers factors such as historical collection experience, customer creditworthiness, specific customer risk, and current economic conditions and reasonable and supportable forecasts regarding future events. Delinquent receivables are assessed to determine whether they continue to share similar risk characteristics with other receivables in the portfolio. The Business uses its historical collection information to calculate a credit loss rate for each portfolio segment of receivables. Customer balances are written off after all collection efforts are exhausted. As of June 28, 2025, the reserve for uncollectible accounts was approximately $7 thousand. For the year ended June 28, 2025, the Business wrote off approximately $27 thousand against the allowance for credit losses.

F-8

Inventories

The Business values its inventory at the lower cost or net realizable value (“NRV”). NRV is defined as estimated selling prices with less costs of completion, disposal, and transportation. The cost of inventory is determined on the first-in, first-out basis. The cost of finished goods inventories includes ingredients, direct labor, freight-in for ingredients, and indirect production and overhead costs. The Business monitors its inventory to identify excess or obsolete items on hand. The Business reviews inventory quantities on hand and records a provision for excess and obsolete inventory based primarily on selling prices, indications from customers based upon current price negotiations, and purchase orders. In addition, and as necessary, specific reserves for future known or anticipated events may be established. As of June 28, 2025, the reserve for obsolete inventory was approximately $84 thousand.

Inventories by major category are as follows (in thousands):

June 28, 2025
Raw materials and packaging	$345
Work in process	809
Finished goods	481
Total inventories, net	$1,635

Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost net of accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets.

Asset lives for financial statement reporting of depreciation are:

Machinery and equipment	2-16 years
Furniture and fixtures	2 - 8 years
Leasehold improvements	*

(*)	Amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever period is shorter.

Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statement of operations.

The Business reviews the recoverability of property, plant and equipment when circumstances indicate that the carrying value of an asset or asset class may not be recoverable. Indicators of impairment could include, among other factors, significant changes in the business environment, the planned closure of a facility, or deterioration in operating cash flows. Considerable management judgment is necessary to evaluate the impact of operating changes and to estimate future cash flows. Expenditures for repairs and maintenance which do not substantially improve or extend the useful life of an asset are expensed as incurred.

Revenue Recognition

The Business recognizes revenue in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (Topic 606).

The Business sales are primarily generated from the sale of finished products to customers. Revenue is recognized at a point in time when the performance obligation is satisfied, and the promised goods have been transferred. Control transfers when the product is shipped or delivered based upon applicable shipping terms. For each contract, the Business considers the transfer of product to be the performance obligation. Although some payment terms may be extended, generally the Business’s payment terms are approximately 15- 30 days. Accordingly, there are no significant financing components to consider when determining the transaction price. The Business elected to treat shipping and handling activities as fulfillment activities, and the related costs are recorded as selling expenses in selling, general and administrative expenses on the Statement of Operations.

F-9

The Business promotes its products with trade incentives and promotions. These programs include discounts, slotting fees, coupons, rebates, in-store display incentives and volume-based incentives. The trade incentives and promotions are recorded as a reduction to the transaction price based on amounts estimated as being due to customers at the end of the period. The Business derives these estimates based on historical experience. The Business does not receive a distinct service in relation to the trade incentives and promotions. The Business’s contracts are all short-term in nature; therefore, there are no unsatisfied performance obligations requiring disclosure as of June 28, 2025.

Reductions in the transaction price attributable to items such as slotting fees, sales discounts, and allowances are accounted for as a direct reduction of revenues as follows (in thousands):

For the fiscal year ended June 28, 2025

Gross Sales	$56,884
Less: Slotting Fees, Sales Discounts, and Allowances	105
Net Sales	$56,779

Disaggregation of Revenue from Contracts with Customers. The following table disaggregates gross revenue by significant geographic area for the fiscal year ended June 28, 2025 (in thousands):

For the fiscal year ended June 28, 2025

Northeast	$53,776
Southeast	2,073
Midwest	108
West	927
Gross Sales	$56,884

Cost of Sales

Cost of sales represents costs related to the production and manufacturing of the Business’s products.

Fair Value Measurements

Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The levels of the fair value hierarchy are:

Level 1: observable inputs such as quoted prices in active markets;

Level 2: inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: unobservable inputs for which little or no market data exists, therefore requiring the Business to develop its own assumptions.

F-10

The carrying amounts of financial instruments, including accounts receivable, accounts payable and accrued expenses approximate fair value because of the relatively short maturity of these instruments.

Income Taxes

As discussed in the “Basis of Presentation” section above, income tax expense and deferred tax balances contained in these Financial Statements are presented on a separate return basis, as if the Business had filed its own income tax returns.

The Business recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Business records interest related to unrecognized tax benefits in interest expense and penalties in selling, general and administrative expenses. In management’s assessment, the Business had no uncertain tax positions at June 28, 2025.

Income taxes are provided in accordance with ASC Topic 740, “Accounting for Income Taxes.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the period of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Business regularly evaluates the need for a valuation allowance related to the deferred tax asset.

Leases

Under ASC Topic 842, Leases (“Topic 842”), an entity is required to recognize right of use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements.

The standard provides a number of optional practical expedients at transition. The Business elected certain practical expedients that must be elected as a package, which permit the Business to not reassess, under the standard, prior conclusions about (1) lease identification, (2) lease classification and (3) initial direct costs. Additionally, the Business elected a short-term lease exception policy, which allows entities to not apply the new standard to short-term leases (i.e. leases with terms of 12 months or less) and a hindsight policy, which allows an entity to include current considerations for existing leases when determining initial lease terms.

The Business’s leases consist of manufacturing space and machinery and equipment. The Business determines if an arrangement is a lease at inception by determining whether the agreement conveys the right to control the use of the identified asset for a period of time, whether the Business has the right to obtain substantially all of the economic benefits from use of the identified asset, and the right to direct the use of the asset. Lease liabilities are recognized at the commencement date based upon the present value of the remaining future minimum lease payments over the lease term using the rate implicit in the lease. The Business’s lease terms include options to renew or terminate the lease when it is reasonably certain that it will exercise the option.

The Business recognizes lease expense for these leases on a straight-line basis over the lease term. The Business recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

F-11

Recent Accounting Pronouncements

In October 2023, the FASB issued ASU No. 2023-06, “Disclosure Improvements.” The new guidance clarifies or improves disclosure and presentation requirements on a variety of topics in the codification. The amendments will align the requirements in the ASC with the SEC’s regulations. The amendments are effective two years after the date each individual amendment is effectively removed from Regulation S-X or Regulation S-K. The management of Crown 1 Foods, Inc. is in the process of evaluating the impact the adoption of this ASU will have on the financial statements and related disclosures, which is not expected to be material.

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes” (Topic 740): Improvements to Income Tax Disclosures.” The new guidance is intended to enhance the transparency and decision usefulness of income tax disclosures. The amendments in the ASU address investor requests for enhanced income tax information primarily through changes to the rate reconciliation and income taxes paid information. The amendment is effective retrospectively for fiscal years beginning after December 15, 2024, on a prospective basis, with early adoption permitted. The Business is in the process of evaluating the impact that the adoption of ASU No. 2023-09 will have on the financial statements and related disclosures.

In November 2024, the FASB issued ASU No. 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures” (Subtopic 220-40): Disaggregation of Income Statement Expenses.” Additionally, in January 2025, FASB issued ASU No. 2025-01 to clarify the effective date of ASU No. 2024-03. The new guidance is intended to improve disclosures about a public business entity’s expenses by enhancing specified information about certain costs and expenses at each interim and annual reporting period so that investors can better understand an entity’s overall performance, including its cost structure, and assess potential future cash flows. This guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, on a retrospective or prospective basis, with early adoption permitted. The business. is in the process of evaluating the impact that this guidance will have on the financial statements and related disclosures.

F-12

Note 3 - Property, Plant, and Equipment:

Property, plant, and equipment on June 28, 2025 (in thousands):

June 28, 2025
Machinery and equipment	$10,895
Furniture and fixtures	315
Leasehold improvements	5,279
16,489
Less: Accumulated depreciation	6,336
Total	$10,153

Depreciation expense was approximately $1.7 million thousand for the fiscal year ended June 28, 2025.

Note 4 - Concentrations

Revenues and Accounts Receivable

For the fiscal year ended June 28, 2025, the Business’s gross revenue was concentrated in three customers that accounted for approximately 37%, 20%, and 13% of gross revenue, respectively.

As of June 28, 2025, two customers represented approximately 39% and 26% of total gross outstanding receivables, respectively.

Note 5 - Commitments and Contingencies

Litigation, Claims and Assessments

From time to time, the Business may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Business is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse effect on its business, financial condition or operating results.

Note 6 – Related Party Transactions

For the fiscal year ended June 28, 2025, the Business had gross sales of approximately $2.7 million to various subsidiaries of Sysco Corporation.

F-13

Note 7 –Leases

The components of lease costs were as follows (in thousands):

June 28, 2025
Finance Leases
Depreciation of assets	$16
Interest on lease liabilities	1
Operating Lease Costs	695

Total net lease cost	$712

Supplemental balance sheet information related to leases was as follows (in thousands):

June 28, 2025
Operating Leases
Operating lease ROU assets	$6,735
Current operating lease liabilities, included in current liabilities	267
Non-current operating lease liabilities, included in long-term liabilities	6,427
Total operating lease liabilities	$6,694

Finance Leases
Property and equipment at cost	$59
Accumulated depreciation	(50)
Property and equipment, net	$9

Current obligations of finance lease liabilities, included in current liabilities	$11
Finance leases, net of current obligations, included in long-term liabilities	2
Total finance lease liabilities	$13

Supplemental cash flow and other information related to leases was as follows:

June 28, 2025
Cash paid for amounts included in the measurement of lease liabilities (in thousands)
Operating cash flows from operating leases	$101
Financing cash flows from finance leases	23

ROU assets obtained in exchange for lease liabilities (in thousands)
Operating leases	115
Finance leases	-

Weighted average remaining lease term (in years)
Operating leases	14.05
Finance leases	0.50

Weighted average discount rate:
Operating leases	5.20%
Finance Leases	4.10%

Maturities of lease liabilities for each of the succeeding fiscal years are as follows (in thousands):

For the fiscal years ended	Finance Leases		Operating Leases	Total Maturities of Lease Liabilities
2026	$12		$625	$637
2027	2		639	641
2028	2		621	623
2029			624	624
2030			638	638
Thereafter			6,584	6,584
Total undiscounted future lease payments	16		9,731	9,747
Less: imputed interest	(3	)-	(3,037)	(3,040)
Total present value of future lease liabilities	$13		$6,694	$6,707

F-14

Note 8 – Income Taxes

The business is included in the consolidated U.S. federal and certain state income tax returns of its Parent. For purposes of these financial statements, income tax expense has been computed in accordance with the separate return method, as of the business were filing its own tax returns. The amount of income taxes currently payable is settled with the parent in accordance with the intercompany agreement.

Income tax (expense) benefit consists of the following components (dollars in thousands):

For the fiscal year ended 2025
Current (expense) benefit:
Federal	447
State	(332)
Deferred (expense) benefit
Current	96
Deferred	(52)
Income tax provision	159

The cumulative temporary differences comprising the deferred tax assets, net are as follows:

Deferred Tax Assets	June 28, 2025
Allowance for credit losses	$2
Depreciation	288
Uniform capitalization rules	19
Inventory	20
Accrued payroll	31
Right of use liability	24
Net deferred tax asset	$384

Note 9 –Subsequent Events

The Business has evaluated all subsequent events through November 7, 2025, which is the date the financial statements were available to be issued.

Crown I Enterprises, Inc. sold substantially all of its assets (comprising the Crown 1 Carve Out Business) to Crown I Foods, Inc. (formerly Jubilee Acquisition, Inc.) a Nevada corporation and wholly-owned subsidiary of Mama’s Creations, Inc. a Nevada corporation, pursuant to an Asset Purchase Agreement dated September 2, 2025.

F-15